MERGER AGREEMENT AND

                             PLAN OF REORGANIZATION

     THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") dated as of April 1, 1999 is by and among PLUS NET, INC. ("PNI"), a California corporation whose principal office is located at 9657 Winnetka Avenue, Suite 404, Winnetka, California 91306 and the Shareholders of PNI set forth on the signature page hereto, and NETTAXI, INC. ("Nettaxi"), a Nevada corporation whose principal office is located at 2165 S. Bascom Avenue, Campbell, California 95008 and NETTAXI ONLINE COMMUNITIES, INC. ("NOL"), a Delaware corporation whose principal office -is located at 2165 S. Bascom Avenue, Campbell, California 95009.

                                    RECITALS
                                    --------

     A. NOL is in the business of providing Internet services, including a search engine, Web hosting services and an Internet portal. Nettaxi is authorized to issue 50,000,000 shares of Common Stock, par value $0.001 (the "Nettaxi Shares") of which 14,110,000 shares is issued and outstanding.

     C. PNI is in the business of providing a variety of Internet services, including search and electronic commerce engines, and Web-based e-mail.

     D. Nettaxi desires to acquire ownership of PNI by causing PNI to merge into NOL. Nettaxi will issue seven (7) million shares of Common Stock, par value $.001 (the Nettaxi Common Stock"), to be issued to the PNI shareholders in exchange for all of the PNT Common Stock issued and outstanding (the "PNI
Stock"),  at  a  ratio  as  herein  set  forth.

     E. The respective Boards of Directors of PNI, Nettaxi and NOL deem it desirable and in the best interests of their respective corporations, and of their respective stockholders, that PNT merge with and into NOL in accordance with the Delaware Corporation Law ("DCL") and the California General corporation Law ("CGCL"), as a result of which NOL, the surviving corporation, and the holders of the outstanding capital stock of PNI will receive the consideration hereinafter set forth.

     F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     G. The parties have executed a Letter of Intent dated March 2, 1999 (the 'LOI") providing for the aforesaid merger.

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     NOW,  THEREFORE,  in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                       I.

                       MERGER OF PNI WITH AND INTO NETTAXI

     1.1 MERGER AND SURVIVAL OF NETTAXI: In the manner and subject to the terms and conditions set forth herein, PNI shall be merged with and into NOL (the "Merger") in accordance with the provisions of, and with the effect provided in the respective corporate laws of the parties. NOL shall be the surviving corporation after the Merger and shall continue to exist as a corporation created and governed by the laws of the State of Delaware.

     1.2 EFFECTIVE DATE: if all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the "Effective Date") the certificate of merger, in the form set forth as Exhibit 1 hereto, will be presented for filing with the Secretary of State of Delaware and the Secretary of State of California (the "Merger Filings"). This shall take place on, or as soon as practical after, the Closing Date as defined herein.

     1.3 SHARES OF THE CO4STITUENT AND SURVIVING CORPORATIONS: The manner and basis of convert4ng the shares of PNI Stock into shares of Nettaxi Common Stock shall be as follows:

     (a)  Conversion  Ratio:

     (1) Each share of PNI Stock shall, by virtue of the Merger and without any action on the part of the holder thereof, or any other action whatsoever, he converted into one thousand (1000) shares of validly issued, fully paid and nonassessable shares of Nettaxi Common Stock (sometimes referred to as "Nettaxi Merger Stock");

     (2)     Each  issued  share  of  Nettaxi  shall  remain  unchanged,

     (3)     Nettaxi  shall issue a maximum of 7,000,000 shares of common stock.

     1.4 NO LIABILITY: Except as specifically provided in Section 9.3, it is the intention of the parties, that PNI shall be debt free after giving effect to application of PNI assets provided in Section 9.3.

     1.5 EFFECT OF MERGER: As of the Effective Date, all of the following shall occur:

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     (a)  The  separate  existence  and  corporate  organization  of PNI (except insofar as they may be continued by statute) shall cease and Nettaxi, as the corporation surviving the Merger, shall possess the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of, the constituent corporations in the manner specified in the respective corporate laws of Nettaxi and PNI.

     (b) The Certificate of Incorporation of Nettaxi, as in effect on the Effective Date, shall continue in effect without change or amendment.

     (c) The by-laws of Nettaxi, as in effect on the Effective Date, shall continue in effect without change or amendment.

     (d) Upon the Effective Date, the Board of Directors of Nettaxi shall continue. However, subject to Nettaxi shareholder approval, two (2) representatives of PNI shall be appointed to the Board of Directors of Nettaxi for a period of two (2) years.

     1.6  DISCLOSURE  SCHEDULES:  Simultaneously  with  the  execution  of  this
Agreement, (a) PNI shall deliver a schedule relating to PNI (the "PNI DisclosureSchedule"), and (b) Nettaxi and NOL shall deliver a schedule relating to Nettaxi (the "Nettaxi Disclosure Schedule" and collectively with the PNI
                             ---------- --------
Disclosure  Schedule,the  "Disclosure  Schedules")setting  forth  the  matters
---------------------     ------------------------
required  to  be  set forth in the Disclosure Schedulesas described elsewhere in
                                   --------------------
this  Agreement.  The  Disclosure  Schedules shall be  deemed to be part of this
                       ---------------------
Agreement.

CONDUCT  OF  BUSINESS  PENDING  CLOSING;  STOCKHOLDER  APPROVAL

     PNI, Nettaxi and NOL covenant that between the date hereof and the Closing Date (as hereinafter defined):

     2.1 ACCESS BY NETTAXI: PNI shall afford to Nettaxi and to Nettaxi's counsel, accountants and other representatives full access, during normal business hours, throughout the period prior to the Closing Date, (a) to all of the books, contracts and records of PNI and shall furnish Nettaxi during such period with all information concerning PNi that Nettaxi may reasonably request and (b) to the properties of PNI in order to conduct inspections at Nettaxi's expense to determine that PNI is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that PNI's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by Nettaxi shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein.

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
     2.2 CONDUCT OF BUSINESS: During the period from the date hereof to the Closing Date, the business of PNI shall be operated by PNI in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

     (a) PNI shall use its reasonable efforts to (i) keep available the services of the present agents of PNI; (ii) complete or maintain all existing arrangements including but not limited to filings, licensing, affiliate arrangements, transferals, leases and other arrangements referred to in Sections 3.6(a) through 3.6(d) in full force and effect in accordance with their existing terms; (iii) maintain the integrity of all confidential information of PNI; (iv) comply in all material respects with all applicable laws; and (vi) preserve the goodwill of, and PNI's business and contractual relationship with, suppliers, customers and others having business relations with PNI; and

     (b) PNI shall not (i) sell or transfer any of its assets or property; (ii) shall not make any distribution, whether by dividend or otherwise, to any of its stockholders or employees except for compensation to employees and payments to associated companies for goods and services, in the usual and ordinary course of business; (iii) not declare any dividend or other distribution; (iv) redeem or otherwise acquire any shares of its capital stock or other securities; (v) issue or grant rights to acquire shares of its capital stock or other securities; or
(vi)  agree  to  do  any  of  the  foregoing.

     2.3 EXCLUSIVITY TO NETTAXI: PNI and its officers, directors, representatives and agents, from the date hereof until the Closing (unless this Agreement shall be earlier terminated as hereinafter provided), shall not hold discussions with any person or entity, other than Nettaxi, concerning the Merger, or solicit, negotiate or entertain any inquiries, proposals or offers to purchase the business of PNI or the shares of capital stock of PNI from any person other than Nettaxi, or, except in connection with the normal operation of PNI's business, disclose any confidential information concerning PNI to any person other than Nettaxi and Nettaxi's representatives or agents.

     2.4 STOCKHOLDER APPROVAL: The Board of Directors of PNI has determined that the Merger is fair to and in the best interests of their stockholders and have approved and adopted this Agreement and the Merger. The approval of PNI'S shareholders shall be sought as soon as possible. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by PNI the valid and binding obligations of PNI, enforceable in accordance with their respective terms.

                                       III

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
                      REPRESENTATIONS AND WARRANTIES OF PNI

     Except  as  set  forth  in  the  PNI Disclosure Schedule,PNI represents and
                                          --------------------
warrants to Nettaxi as follows, with the knowledge and understanding that Nettaxi is relying materially upon such representations and warranties:

     The term "Knowledge" as used in this Agreement with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean
(a) actual knowledge or, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs.

     3.1 ORGANIZATION AND STANDING: PNI is a corporation duly organized, validly existing and in-good standing under the laws of the State of California. PNI has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of PNI. The copies of the Articles of Incorporation, By-laws and minute books of PNI, as amended to date and delivered to Nettaxi, are true and complete copies of these documents as now in effect. The minute books of PNI are accurate in all material respects.

     3.2 CAPITALIZATION: The authorized capital stock of PNI, the number of shares of capital stock which are issued and outstanding, the par value thereof and the record and beneficial holders thereof are as set forth in the PNI Disclosure Schedule. All of such shares of capital stock that are issued and
---------- --------
outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which PNI is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of PNI. There are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other-securities of PNI.

     3.3 SUBSIDIARIES: PNI owns no subsidiaries nor does it own or have an interest in any other corporation partnership, joint venture or other entity.

     3.4 AUTHORITY: PNI's Board of Directors has determined that the Merger is fair to and in the best interests of PNI's stockholders and has approved and adopted this Agreement and the Merger and has adopted a resolution recommending approval and adoption of this Agreement and the Merger by PNI's stockholders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by PNI in accordance

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
herewith, the valid and binding obligations of PNI, enforceable in accordance with their respective terms.

     3.5 ASSETS: PNI has good and marketable title to or licenses to all of the assets and properties which it purports to own as reflected on the most recent balance sheet comprising a portion of the PNI Financial Statements (as hereinafter defined), or thereafter acquired, or are otherwise useful in the business of PNI. No material portion of the assets of PNI is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to their knowledge, has any such condemnation, expropriation or taking been proposed. None of the material assets of PNI is subject to any restriction that would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     3.6  CONTRACTS  AND  OTHER  COMMITMENTS:

     (a)  Schedule  A  of PNT Disclosure Scheduleconsists of a true and complete
                              -------------------
list of all contracts, agreements, commitments and other instruments (whether oral or written) to which PNI is a party that (i) involve a receipt or an expenditure by PNI or a company subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of PNI, which in each case, relates to a contract, agreement, commitment or instrument that either p,) requires payments or receipts in excess of $10,000 per year or (B) is not terminable by PNI on notice of thirty (30) days or less without penalty or PNI being liable for damages, or (ii) involve an obligation for the performance of services or delivery of goods by PNI that cannot or in reasonable probability will not, be performed within thirty (30) days from the dates as of which these representations are made.

     (b) All of the contracts, agreements, commitments and other instruments described in Schedule A of PNI Disclosure Schedule(individually, "Contract and
                                 -------------------
collectively, the "Contracts") are valid and binding upon PNI, as applicable, and to its knowledge, the other parties thereto and are in full force and effect and enforceable, in accordance with their terms, and neither PNI, nor to its knowledge, any other party to any Contract has breached any provision of, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, the terms thereof. To its knowledge, no stockholder of PNI has received any payment from any contracting party in connection with or as an inducement for causing PNI to enter into any Contract.

     3.7 LITIGATION: There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting PNI before or by any court, arbitrator or governmental agency or authority which, in its reasonable

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
judgment, could have a material adverse effect on the operations or prospects of PNI. There is no strike or unresolved labor dispute relating to PNI's employees who, in its judgment, could have a material adverse effect on the business or prospects of PNI. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against PNI or asserted against PNI that has not been paid. There are no Tax liens upon the assets of PNI. There is no valid basis, to the knowledge of PNI, except as set forth in the PNI Disclosure Schedule, for any assessment, deficiency, notice,
                    ---------- --------
30-day letter or similar intention to assess any Tax to be issued to PNI by any governmental authority.

     3.8 TAXES: For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, Tax-es") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

     (a) PNI has duly filed all Returns required to be filed by it other than Returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of PNI. All such Returns were, when filed, and to the knowledge of PNI are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. PNI has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date.

     (b) PNI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of PNI, no claim for assessment or collection of any Tax related to PNI has been asserted against PNI that has not been paid. There are no Tax liens upon the assets of PNI. There is no valid basis, to the knowledge of PNI, except as set forth in the PNI Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to PNI by any governmental authority.

     3.9 COMPLIANCE WITH LAWS AND REGULATIONS: To its knowledge, PNI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of PNI is conducted or to which PNI is subject, including, without limitation, all applicable federal and state securities laws, civil rights and equal opportunity employment laws and regulations, and all federal, antitrust, antimonopoly and fair trade practice laws. They do not know

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
of any assertion by any party that PNI is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations and no notice in that regard has been received by PNI.

     3.10 HAZARDOUS MATERIALS: TO ITS KNOWLEDGE PNI has not VIOLATED, OR received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term 'Hazardous Materials' means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC 1317(a),-1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC S 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC S 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601(14), 9602.

     3.11 REGULATION: PNI is not required to obtain any licenses, permits, approvals or authorizations or make any filings with any federal or state regulatory agency or authority to conduct its business as presently conducted or as presently proposed to be conducted.

     3.12 NO BREACHES: The making and performance of this Agreement will not (i) conflict with or violate the Certificate of Incorporation or the by-laws of PNI,
(ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which PNI is a party or by which PNI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of PNI under, or create any rights of termination, cancellation or acceleration in any person under, any Contract.

     3.13 EMPLOYEES: PNI has no employees that are represented by any labor union or collective bargaining unit.

     3.14  FINANCIAL  STATEMENTS:  The PNI Disclosure Schedulecontains unaudited
                                           -------------------
balance sheets of PNI as of February 28,1999 and related unaudited statements of operations, cash flows and stockholders' equity of PNI for the periods ended at such date (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of PNI for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. PNI's Financial Statements are capable of being audited in accordance with Regulation S-X, promulgated by the Securities and Exchange

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Commission.  There  are  no  assets  of  PNI,  the  value of which is materially overstated  in  said  balance  sheets.

     3.15 ABSENCE OF CERTAIN CHANGES OR EVENTS: Except as set forth in the PNI Disclosure Schedule,since December 31, 1998 (the "Balance Sheet Dates"), there
----------  ---------
has  not  been:

     (a) any material adverse change in the financial condition, properties, assets, liabilities or business of PNI;

     (b) any material damage, destruction or loss of any material properties of PNI, whether or not covered by insurance;

     (c) any material adverse change in the manner in which the business of PNI has been conducted;

     (d) any material adverse change in the treatment and protection of trade secrets or other confidential information of PNI; and

     (e)  any  occurrence  not  included  in  paragraphs (a) through (d) of this
Section 3.15 which has resulted, or which PNI has reason to believe, might be expected to result in a material adverse change in the business or prospects of PNI.

     3.16 GOVERNMENT LICENSES, PERMITS, AUTHORIZATIONS: PNI has all material governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits").

     3.17  EMPLOYEE  BENEFIT  PLANS:  PNI  has  no  employee  benefit  plans.

     3.18 BUSINESS LOCATIONS: PNI does not own or lease any real or personal property in any state or country.

     3.19  INTELLECTUAL  PROPERTY: Schedule B of the PNI Disclosure Schedulesets
                                                         ---------- --------
forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of PNI, together with a complete list of all licenses granted by or to PNI with respect to any of the above. Except as otherwise set forth in Schedule B all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by PNI, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. PNI is not currently in receipt of any notice of any violation or infringements of, and PNI is not knowingly violating or infringing, the rights of others in any

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trademark,  trade  name, service mark, copyright, patent, trade secret, know how or  other  intangible  asset.

     3.20  EXISTING  ARRANGEMENTS:  Except  as  set  forth in the PNI Disclosure
                                                                      ----------
Schedule,PNI  has  no  knowledge  that,  either  as  a  result  of  the  actions
---------
contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any entity having an arrangement with PNI identified in Schedule A will not continue to conduct business with Nettaxi after the Closing Date in substantially the same manner as it has conducted business with PNI in the past.

     3.21 GOVERNMENTAL APPROVALS: Except as set forth in Section 1.2 as to the Merger Filing, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PNI with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with PNI's execution, delivery and Performance of this Agreement.

     3.22 TRANSACTIONS WITH AFFILIATES: PNI is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from PNI; nor are there any transactions of a continuing nature between PNI and any of its officers, directors, or Affiliates net subject to cancellation which will continue beyond the Effective Date, including, without limitation, use of the assets of PNI for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) 11 person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

     3.23 ACCOUNTS RECEIVABLE: Except as set forth in the PNI DisclosureSchedule, all of the accounts receivable of PNI included in the Financial Statements or otherwise, reflect actual transactions, have arisen in the ordinary course of business, will not, to its knowledge, be subject to offset or deduction and, except as noted, will be collectible at the aggregate recorded amounts thereof net of any reserves established in a manner consistent with past practices of PNI, all as reflected in the Financial Statements.

     3.24 NO DISTRIBUTIONS: PNI has not made nor has any intention of making any distribution or payment to any Shareholder with respect to the PNI Stock.

     3.25 LIABILITIES: To the best of its knowledge PNI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the PNI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of PNI, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and Disclosure Schedule.
                                                            ---------- ---------

     3.26 EMPLOYEE COMPENSATION PLANS: PNI is not party to, or bound by any currently effective employment contracts, deferred compensation agreements, bonus plans, incentive plans, profit sharing plans, stock option or equity incentive plans, retirement agreements or other employee compensation agreements. Subject to applicable law, the employment of each officer and employee of the Company is terminable at the will of the Company.

     3.27 ACCOUNTS RECEIVABLE: All accounts receivable of PNI reflected on the Balance Sheet are valid receivables subject to no material setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts reflected in the Balance Sheet. To PNI's knowledge, all accounts receivable reflected in the financial or accounting records of the Company that have arisen since February 28, 1999 are valid receivables subject to no material setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve reflected in the Balance Sheet.

     3.28 No omissions or Untrue Statements: To the best of its knowledge no representation or warranty made by PNI to Nettaxi or NOL in this Agreement, the PNI Disclosure Scheduleor in any certificate of a PNI officer required to be
     ----------  --------
delivered to Nettaxi pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     Each PNI Shareholder hereby represents and warrants for himself, herself or itself to Nettaxi and NOL as of the date hereof and the Closing Date:

     3.29 Title. Each Shareholder has and as of the Closing Date shall have good and marketable title to the PNI Stock set forth opposite such Shareholder's name on the PNI Disclosure Schedulefree and clear of all liens, security
              ----------  --------
interests, claims, options, charges or encumbrances. None of the PNI Stock is subject to any outstanding agreements of sale or rights of third parties to acquire any interest therein. Each Shareholder has the right and authority to execute, deliver, and perform this Agreement and all agreements delivered in connection herewith and to sell and transfer the PNI Stock to Nettaxi. This Agreement and any agreements executed in connection with this transaction constitute legal, binding and valid obligations of the Shareholder, enforceable in accordance with their respective terms.

                                       IV

                REPRESENTATIONS AND WARRANTIES OF NETTAXI AND NOL

     Except  as  set  forth  in  the Nettaxi Disclosure Schedule,Nettaxi and NOL
                                             --------------------
represent and warrant to, and agree with, PNI as follows as of the date hereof and as of the Closing Date:

     4.1 ORGANIZATION AND STANDING OF NETTAXI: Nettaxi is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of Nettaxi. The copies of the Certificate of Incorporation and By-laws of Nettaxi, as amended to date, and delivered to PNI, are true and complete copies of those documents as now in effect.

     4.2 ORGANIZATION AND STANDING OF NOL: NOL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of NOL. The copies of the Certificate of Incorporation and By-laws of NOL, as amended to date, and delivered to PNI, are true and complete copies of those documents as now in effect.

     4.3 STOCKHOLDER APPROVAL: The Board of Directors of Nettaxi and NOL have determined that the merger is advisable and in the best interests of the stockholders of Nettaxi and NOL and, subject to its fiduciary obligations as advised in writing by counsel, shall recommend that Nettaxi's stockholders vote to approve and adopt this Agreement and the Merger and any other matters to be submitted to Nettaxi's stockholders in connection therewith. Nettaxi shall secure from the stockholders of Nettaxi such approval and adoption either (i) at a meeting of Nettaxi's stockholders to be convened as soon as practicable after the date of this Agreement or, in lieu thereof, (ii) pursuant to the written consent of the holders of all of the issued and outstanding shares of Nettaxi Stock or the written consent of such lesser number of such shares as may be permitted by the Nevada Revised Statutesfor the
                                                         ------- --------
approval  of  a  transaction  of  the  type  provided  for  herein.

     4.4 NO CONFLICT: The making and performance of this Agreement will not (i) conflict with the Certificate of Incorporation or the By-laws of Nettaxi or NOL,
(ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which Nettaxi or NOL is a party or by which Nettaxi or any of-its material assets, business, or operations may be bound or affected or
(iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of Nettaxi or NOL, or create any rights of termination, cancellation, or acceleration in any person under, any material agreement, arrangement, or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction, or decree to which Nettaxi or NOL is a party or by which Nettaxi or NOL, or any of their material assets may be bound.

     4.5  PROPERTIES:  Except  as  set  forth in the Nettaxi DisclosureSchedule,
                                                             ----------
Nettaxi and NOL have good and marketable title to all of the respective partys' assets and properties which it purports to own as reflected on the balance sheet included in the Nettaxi Financial Statements (as hereinafter defined), or thereafter acquired.

     4.6 CAPITALIZATION: The Authorized capital stock of Nettaxi consists of 50,000,000 shares of Common Stock, par value $.001 and 1,000,000 shares of Preferred Stock, par value $.001. As of November 3, 1998, 14,110,00 shares of Common Stock and no shares of Preferred stock were issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. The Nettaxi Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Nettaxi or obligating Nettaxi to issue or sell an aggregate number of shares of Common Stock.

     4.7 CAPITALIZATION: The Authorized capital stock of NOL consists of 6,000,000 shares of Common Stock, par value $.001. As of March 30, 1999,
4,731,590 shares of Common Stock were issued and outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of NOL or obligating NOL to issue or sell an aggregate number of shares of Common Stock.

     4.8 GOVERNMENTAL APPROVAL; CONSENTS: Except for the reports required to be filed in the future by Nettaxi and those set forth in the Disclosure Schedule, and under the Securities Act, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Nettaxi or NOL with any governmental authority, domestic or foreign, federal, state or local, is required in connection with Nettaxi's execution, delivery and performance - of this Agreement. No consents of any other parties are required to be received by or on the part of Nettaxi or NOL to enable Nettaxi and NOL to enter into and carry out this Agreement.

     4.9 NETTAXI FINANCIAL STATEMENTS: The financial consolidated statements of Nettaxi and NOL (collectively the "Nettaxi Financial Statements") present fairly, in all material respects, the financial position of Nettaxi and NOL as of the respective dates and the results of its operations and other information for the periods covered in accordance with GAAP and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements, to normal and recurring year-end adjustments which, individually or collectively, are not material).

     4.10 ADVERSE DEVELOPMENTS: Since December 31, 1998 there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of Nettaxi, and no event has occurred other than in the ordinary and usual course of business or as set forth in or in the Nettaxi Financial Statements which could be reasonably expected to have a materially adverse effect upon Nettaxi.

     4.11 TAXES: Nettaxi has duly filed all returns required to be filed by it other than Returns which the failure to file would have no material adverse effect on the business of Nettaxi. All such returns were, when filed, and to Nettaxi's knowledge are, -accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. Nettaxi has paid or will pay in full or have adequately reserved against all Taxes otherwise assessed against it through the Closing Date. Nettaxi is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of Nettaxi, no claim for assessment or collection of any Tax has been asserted against Nettaxi that have not been paid. There are no Tax liens upon the assets of Nettaxi (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to Nettaxi's knowledge, for any assessment, deficiency, notice,

30-day letter or similar intention to assess any Tax to be issued to Nettaxi by any governmental authority.

     4.12  LITIGATION: Except as set forth on Nettaxi Disclosure Schedule, there
                                                      ---------- --------
is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting Nettaxi or NOL before or by any Court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against Nettaxi or NOL.

     4.13 COMPLIANCE WITH LAWS AND REGULATIONS: To the best of their knowledge, Nettaxi and NOL have complied and are presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to them in all jurisdictions in which their operations are currently conducted or to which they are currently subject.

4.14  GOVERNMENTAL  LICENSES,  PERMITS  AND  AUTHORIZATIONS:
Nettaxi and NOL have all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.15 LIABILITIES: To the best of their knowledge neither Nettaxi nor NOL have any material direct or indirect liabilities, as that term is defined in
Section 3.25 ("Nettaxi Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Nettaxi Liabilities fully and adequately reflected or reserved against on the Nettaxi Balance Sheet, (ii) Nettaxi Liabilities incurred in the ordinary course of the business of Nettaxi or NOL, and (111) Nettaxi Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

     4.16 NO OMISSION OR UNTRUE STATEMENT: To the best of their knowledge no representation or warranty made by Nettaxi or NOL to PNI in this Agreement, in the Nettaxi Disclosure Schedule or in any certificate of a Nettaxi officer
              ----------  --------
required to be delivered to PNI pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

     4.17 RESTRICTED TRANSACTIONS: Nettaxi represents that it has not and warrants that it shall not: (i) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, split-off, spin-off, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Nettaxi capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

                                        V

                  STOCKHOLDER APPROVALS AND CLOSING DELIVERIES

     5.1 STOCKHOLDER APPROVALS: Nettaxi shall submit the Merger and this Agreement to its stockholders for approval and adoption as soon as practicable following the date of this Agreement in accordance with the terms hereof. Subject to this Agreement and the Merger receiving all requisite stockholder approvals and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") on the next business day-(or such later date as the parties hereto may agree) following the later of (a) the date of the meeting of stockholders of Nettaxi to consider and vote upon this Agreement and the Merger, or receipt by PNI of consent approving the Merger, or (b) the business day on which the last of the conditions set forth in Articles VII and VIII hereof is fulfilled or waived ~such later date, the Closing Date), at the offices of Silicon valley Law Group, 50 W. San Fernando Street, Suite 950, San Jose, California or such other time and place as the parties may agree upon.

     5.2 PNI'S CLOSING DELIVERIES: At the Closing, in addition to documents referred elsewhere, PNI shall deliver, or cause to be delivered, to Nettaxi:

     (a) a certificate, dated as of the Closing Date, executed by the Secretary of PNI, to the effect that representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that PNI has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by PNI on or prior to the Closing Date;

     (b) an opinion of PNI's counsel, in form and substance reasonably satisfactory to Nettaxi, in a form to be mutually agreed to prior to the closing;

     (c)  certificates  representing  PNI  Stock  owned  by  all  of  the  PNT
Stockholders;

     (d) Certified Resolutions of the Board of Directors & a majority of the Shareholders of PNI approving the transactions set forth herein;

     (e)  The  PNI  Disclosure  Schedule,
               ----------  ----------

     (f) Consulting Agreements executed by Robert Gould and Justin Hirsch, the key consultants of PNI; and

     (g)  such other documents as Nettaxi or its counsel may reasonably require.

     5.3 CLOSING DELIVERIES TO PNI: At the Closing, in addition to documents referred to elsewhere, Nettaxi shall deliver to PNI:

     (a) a certificate of Nettaxi, dated as of the Closing Date, executed by the President or Chief Executive Officer of Nettaxi to the effect that the representations and warranties of Nettaxi contained in this Agreement are true and correct in all materi.al respects and that Nettaxi has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by Nettaxi or prior to the Closing Date;

     (b) an opinion of Nettaxi's counsel, in a form to be mutually agreed to prior to the Closing;

     (c) certificates representing the Nettaxi Merger Stock issuable upon consummation of the Merger;

     (d)     the  Nettaxi  Disclosure  Schedule;and
                           ----------  ---------

     (e)     such other documents as PNI or it's counsel may reasonably require.

                                       VI

                        CONDITIONS TO OBLIGATIONS OF PNI

     The obligation of PNI to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

     6.1 Compliance by Nettaxi: Nettaxi shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Nettaxi prior to or on the Closing Date;

     6.2 ACCURACY OF NETTAXI'S REPRESENTATIONS: Nettaxi's representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     6.3 DOCUMENTS: All documents and instruments required hereunder to be delivered by Nettaxi to PNI at the Closing shall be delivered in form and substance reasonably satisfactory to PNI and its counsel.

     6.4 TAX FREE REORGANIZATION: The Merger shall qualify as a tax-free reorganization under the Internal Revenue Code.

     6.5 LITIGATION: No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or be threatened.

     6.6 MATERIAL ADVERSE CHANGE: No material adverse change shall have occurred subsequent to December 31, 1998 in the financial position, results of operations, assets, liabilities or prospects of Nettaxi nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities. or prospects of Nettaxi.

                                       VII

                       CONDITIONS TO NETTAXI'S OBLIGATIONS

     Nettaxi's obligation to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion:

     7.1 COMPLIANCE BY PNI: PNI shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by PNI prior to or on the Closing Date.

     7.2 ACCURACY OF REPRESENTATIONS OF PNI: The representations and warranties of PNI contained in this Agreement (including the exhibits hereto and the Disclosure Schedule)or any schedule, certificate, or other instrument delivered
----------  ---------
pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 MATERIAL ADVERSE CHANGE: No material adverse change shall have occurred subsequent to December 31, 1998 in the financial position, results of operations, assets, liabilities, or prospects of PNI, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities, or prospects of PNI.

     7.4 LITIGATION: No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall he pending or to Nettaxi's knowledge be threatened.

     7.5 TAX FREE REORGANIZATION: The Merger shall qualify as a tax-free reorganization under the Code.

              7.6 DOCUMENTS: All documents and instruments required hereunder to be delivered by PNI to Nettaxi at the Closing shall be delivered in form and substance reasonably satisfactory to Nettaxi and its counsel.

     7.7 CONVERSION OF DEBT: Except to the extent provided in Section 1.4, PNI shall have no liabilities on the Closing Date.

     7.8 ADDITIONAL AGREEMENTS: Nettaxi shall have received certificates from all PNI Shareholders substantially in the form of Exhibit 1.

                                      VIII

                                   TERMINATION

8.1  TERMINATION  PRIOR  TO  CLOSING:

     (a) If the Closing has not occurred by May 15, 1999, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

     (b) Prior to May 15, 1999, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article Vll shall become incapable of fulfillment or there shall have occurred a material breach of the LOT and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then either PNI (in the case of a condition in Article Vl) or Nettaxi (in the case of a condition specified in Article VII may terminate this Agreement.

     8.2 CONSEQUENCES OF TERMINATION: Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as specified in Section 12.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                                       IX

                              ADDITIONAL COVENANTS

     9.1 MUTUAL COOPERATION: The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations

HEREUNDER AND TO OBTAIN AS PROMPTLY AS POSSIBLE ALL CONSENTS, AUTHORIZATIONS, ORDERS OR APPROVALS FROM EACH AND EVERY THIRD PARTY, WHETHER PRIVATE OR GOVERNMENTAL, REQUIRED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

     9.2 CHANGES IN REPRESENTATIONS AND WARRANTIES OF A PARTY: Between the date of this Agreement and the Closing Date, neither party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of any party herein contained not being true and correct at and as of
(i) the time immediately following the occurrence of such transaction or event or (ii) the Closing Date. A party shall promptly give written notice to the other party upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (B) any impending or threatened breach in any material respect of any of the representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3  PAYMENT  OBLIGATIONS:

     (a)  As  used  herein:

     (i) "Pre-Transaction Liquid Assets" shall refer to an amount equal to the sum of PNI's cash and cash equivalent and prepaid assets, such as deposits, as of February 28,1999, plus accounts receivable (revenues due for any service period prior to February 28, 1999 but not collected as of such date).

     (ii) "Pre-Transaction Liabilities" shall include all accounts payable and other third party liabilities of any description of PNI arising in the ordinary course of business prior to February 28, 1999.

     (b) After the Closing all Pre-Transaction Liquid Assets shall first be applied to the payment of the pre-Transaction Liabilities and the l4ability referred to in Section 9.3(d).

     (c) After the Merger, the Pre-Transaction Liquid Assets shall not be utilizeFd for the payment of any liabilities arising in the ordinary course of business subsequent to February 28, 1999 nor shall proceeds arising and accounts receivables due for service periods subsequent to February 28, 1999 be applied in connection with payment of Pre-Transaction Liabilities. The debts and liabilities of PNI arising in the ordinary course of business subsequent to February 28, 1999 shall, after the Merger, be deemed Nettaxi debts and shall be payable by Nettaxi from Nettaxi funds.

     (d) Notwithstanding anything herein to the contrary, Pre-Transaction Liquid Assets" shall be applied to the liability of PNI not arising in the ordinary course of business, including expenses of this transaction, whether incurred prior or subsequent to February 28, 1999.

     (e) Nothing herein shall be deemed a waiver of obligation of PNI to satisfy all debts of PNI as provided in Section 9.4.

     9.4 COVENANT OF PNI: Except as specifically provided in Section 9.3 above, PNI covenants that PNI shall be debt free after giving effect to application of PNI assets provided in Sections 7.9 and 9.3 and the contribution to capital referred to therein.
9.4 NETTAXI COMMUNITY: PNI shall use reasonable efforts to assist Nettaxi and NOL with the registration of the PNI users to the Nettaxi community.

                                        X

                                     BROKERS

     10.1 BROKERS: Nettaxi and NOL represent to PNI, and PNI represents to Nettaxi and NOL, that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the merger.

                                       XI

                                   SECURITIES

     11.1 Definitions: As used in this Article, the following terms shall have the following respective meanings:

     (a) "Commission" shall mean the Securities and Exchange Commission other Federal agency at the time administering the Securities Act.

     (b) "Person" shall mean and include an individual corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

     (c) "Holder" shall mean a PNI Stockholder or the PNI Stockholder's permittedsuccessors or assigns (other than pursuant to a permitted public sale).

     (d) "Restricted Securities" shall mean the shares of Nettaxi Merger Stock issued hereunder.

     (e) "Securities Act shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     (f) "Transfer" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

     11.2 RESTRICTION ON TRANSFER: Each stockholder represents and warrants that he is acquiring the Restricted Securities for investment and not for distribution. Such Stockholders acknowledge that the Restricted Securities may only be sold pursuant to an effective registration statement under the Securities Act or an exemption therefrom. The Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified herein.

     Based upon execution of the Shareholder Certificate, the representations herein and assuming no securities violations have occurred on behalf of PNI or its Stockholders, Nettaxi represents and warrants that the initial issuance of the Nettaxi Merger Stock to the PNI Stockholders is a private transaction, exempt from SEC registration requirements.

     11.3 RESTRICTIVE LEGENDS: Each certificate for the Restricted Securities and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall contain a legend to the effect that:

     "The Restricted Securities covered by a certificate have not been registered under the Securities Act of 1933, as amended, and may not he sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to Nettaxi is obtained stating that such disposition is in compliance with an available exemption from such registration.

     11.4  REGISTRATION  RIGHTS:

     (a) Nettaxi shall use reasonable efforts to register the Nettaxi Common Stock with the Securities and Exchange Commission within one (1) year of its issuance on the same terms and conditions as the shares held by Robert Rositano, Jr., Dean Rositano and SSN Properties, LLC. Accordingly, if at any time or from time to time that Nettaxi shall determine to register any of -the Nettaxi Common Stock, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, Nettaxi shall follow the process set forth below. Any shareholder desiring to participate in the registered offering shall notify Nettaxi in writing within twenty (20) days of the delivery of notice of the registration by Nettaxi to such shareholder.

     (b) Notwithstanding any other provision of this Section 11.4(b), if the total amount of securities, including the Nettaxi Common Stock, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by Nettaxi that Nettaxi or the underwriters determine in their sole discretion is compatible with the success of the offering, then Nettaxi shall be required to include in the offering only that number of such securities, including Nettaxi Common Stock, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, the securities so included to be apportioned pro rata among the selling shareholders and holders according to the total amount of securities entitled to be included therein owned by each selling shareholder and Holder. For purposes of the preceding sentence, for any selling shareholder which is a holder of Nettaxi Common Stock and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," or holder as the case may be and any pro-rata reduction with respect to such person or entity shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

     (c) The Nettaxi common Stock shall be included with those of the other common shareholders on a pro rata basis based upon the number of shares owned at the time of such notice. No shares excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, Nettaxi or the underwriters may round the number of shares allocated to any Holder or other Nettaxi shareholder to the nearest 100 shares.

     (d) Nettaxi shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not any shareholder including the Holders has elected to include securities in such registration.

     (e) All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of the Nettaxi Common Stock pursuant to Section 11.4 for each Holder, including without limitation all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for Nettaxi and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of Nettaxi, which approval shall not be unreasonably withheld, shall be borne by Nettaxi.

(f) In the case of each registration, Nettaxi at its expense, will as expeditiously as reasonably possible prepare and file with the Commission a registration statement with respect to such securities including the includable Nettaxi Common Stock and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty

(180) days or until the distribution described in the registration statement has been completed. Nettaxi shall further use reasonable efforts to register and qualify the securities including the Nettaxi Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably necessary to conduct the offering of shares

     (g) Each Holder agrees in connection with Nettaxi's public offering of Nettaxi's securities that, upon request of Nettaxi and the underwriters managing any underwritten offering of Nettaxi's securities, not to sell, make any short sale of, grant any option or any other right of the purchase of, or otherwise dispose of any shares of Nettaxi including the Nettaxi Common Stock owned by such Holder without the prior written consent of Nettaxi or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty
(180) days) from the effective date of such registration as may be requested by the underwriters.

     (h) Registration rights shall terminate six months after the Nettaxi Common Stock is freely tradeable pursuant Rule 144.

     11.5 Indemnification of PNI Shareholders of PNI shall indemnify Nettaxi and NOL in respect of, and hold Nettaxi and NOL harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by Nettaxi and NOL:

     (a) resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of PNI contained in this Agreement;

     (b) resulting from any employment, excess or property taxes owing or arising on account of or in connection with the operation of PNI prior to the Closing; and

     (c) resulting from any liability of PHI incurred or resulting from activities that took place prior to the Closing not disclosed on the February 29, 1999 Balance Sheet and not incurred in the ordinary course of business between February 28, 1999 and the Closing

     11.6 Indemnification by Nettaxi and NOL. Nettaxi and NOL shall indemnify PNI Shareholders in respect of, and hold PNI Shareholders harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by PNI Shareholders:

     (a) resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of Nettaxi and NOL contained in this Agreement;

     (b) resulting from any employment, excess or property taxes owing or arising on account of or in connection with the operation of Nettaxi or NOL prior to the Closing; and

     (c) resulting from any liability of Nettaxi or NOL incurred or resulting from activities that took place prior to the Closing not disclosed on the February 28, 1999 Balance Sheet and not incurred in the ordinary course of business between February 28, 1999 and the Closing

                                  MISCELLANEOUS

     12.1 EXPENSES: Except as otherwise provided herein, PNI, Nettaxi and NOL shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, INCLUDING LEGAL AND ACCOUNTING AND AUDIT FEES.
HOWEVER, THE LEGAL AND ACCOUNTING EXPENSES INCLUDING THE COST OF THE AUDIT OF PNI'S BOOKS AND RECORDS, PAID BY PNI SHALL NOT EXCEED $25,000.

     12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS: All statements contained in this Agreement or in any certificate delivered by or on behalf of PNI or Nettaxi pursuant hereto, or in connection with the actions contemplated hereby shall be deemed representations, warranties and covenants by Nettaxi or PNI, as the case may be, hereunder. All representations, warranties, and covenants made by PNI or Nettaxi in this Agreement, or pursuant hereto, shall survive the Closing.

     12.3 PUBLICITY: Nettaxi and PNI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of Nettaxi, prior approval by PNI would prevent the timely dissemination of such release or statement in violation of applicable Federal securities laws, rules or regulations or policies of NASDAQ OTC Bulletin Board.

     12.4 NON DISCLOSURE: PNI will not at any time after the date of this Agreement, without Nettaxi's consent, except in the ordinary operation of its business, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of PNI (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). Nettaxi will not at any time after the date of this Agreement use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i) at or prior to the time of disclosure by either PNI or Nettaxi was generally available to the public through no breach of this covenant, (ii) was available to the public on a nonconfidential basis prior to its disclosure by either PNI or Nettaxi or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of PNI or Nettaxi, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of PNI and Nettaxi set forth above in this Section 12.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of
Article VIII or any other express right of termination set forth in this Agreement, Nettaxi shall return to PNI all copies of all Confidential
Information  previously  furnished  to  it  by  PNI.

     12.5 SUCCESSION AND ASSIGNMENTS AND THIRD PARTY BENEFICIARIES: This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express Written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. in the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement.

     12.6 NOTICES: All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, tothe
                                                                           --
following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

(a)     TO  NETTAXI:

Nettaxi,  Inc.
2165  S.  Bacom  Avenue
Campbell,  California  95008

Phone  No:  (408)  879-9880
Fax  No:  (408)  879-9907
Principal  Contact:  Robert  A.  Rositano,Jr.,CEO

(b)     TO  NOL:

Nettaxi  Online  Communities,  Inc.
2165  S.  Bascom  Avenue
Campbell,  California  95008

Phone  No:  (408)  879-9880
Fax  No:  (408)  879-9907
Principal  Contact:  Robert  A.  Rositano,Jr.,CEO

(C)     To  PNI:

PLUS  NET,  INC.
7657  Winnetka  Avenue
Winnetka,  California  91306

Phone  No:  (818)  718-0366
Fax  No:  (818)  700-2875
Principal  Contact:  Bruce  K.  Muhlfeld,  CEO

     Any such notice shall, when sent in accordance with the preceding sentence, he deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth business day following the date deposited with the United States Postal Service, or (iii) 24 hours after shipment hy such courier service.

     12.7 CONSTRUCTION: This Agreement shall be construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of law thereof.

     12.8 COUNTERPARTS: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.9 NO IMPLIED WAIVER; REMEDIES: No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.10 ENTIRE AGREEMENT: This Agreement, including the Exhibits and DISCLOSURE SCHEDULESattached hereto, sets forth the entire understandings of the
---------- ---------
parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.11 HEADINGS: The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.12 SEVERABILITY: To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.13 ATTORNEYS FEES: In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys, fees and costs in addition to any other relief that it is entitled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ATTEST:                         NETTAXI  ONLINE
                              COMMUNITIES,  INC.

By:  /s/    Robert  Rositano,  Jr.               By:  /s/  Dean  Rositano
            ----------------------                         --------------
     Name:  Robert  Rositano,  Jr.               Name:     Dean  Rositano
     Title: Secretary                            Title:    President

ATTEST:                         NETTAXI,  INC.

By:  /s/    Robert  Rositano,  Jr.                By:  /s/  Dean  Rositano
            ----------------------                          --------------
     Name:  Robert  Rositano,  Jr.                Name:     Dean  Rositano
     Title: Secretary                             Title:    President


ATTEST:                         PLUS  NET,  INC.


By:  /s/     Andrew  Garroni                      By:  /s/  Bruce  Muhlfeld
             ---------------                                ---------------
     Name:   Andrew  Garroni                      Name:     Bruce  Muhlfeld
     Title:  Secretary                            Title:    President

/s/  John  J.  Gallagher                         /s/  Bruce  Muhlfeld
     -------------------                              ---------------
     John  J.  Gallagher                              Bruce  Muhlfeld

/s/  Robert  Gould                               /s/  Nolan  Quan
     -------------                                    -----------
     Robert  Gould                                    Nolan  Quan

/s/  Russell  Hampshire
     ------------------
     Russell  Hampshire

/s/  Justin  Hirsch
     --------------
     Justin  Hirsch